UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2011

CHINA SHEN ZHOU MINING & RESOURCES, INC .
(Exact name of registrant as specified in its charter)

Nevada	001-33929	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043
(Address of principal executive offices)

86-010-8890-6927
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 16, 2011, Mr. Steven Wang resigned as Chief Financial Officer (“CFO”) of China Shen Zhou Mining & Resources, Inc. (the “Company”) effective immediately. Mr. Wang resigned for personal reasons and there were no disagreements between him and the Company on any matter that resulted in his resignation.

On March 16, 2011, Mr. Jiayin Zhu was appointed as CFO of the Company by the Board of Directors of the Company.

Most recently, Mr. Zhu held the position of Financial Manager with the Company from June of 2010 until his appointment to the CFO position.  Previously, Mr. Zhu held the positions of Deputy Financial Manager and Accountant with the company, from February of 2009 until June of 2010 and from April of 2008 until February of 2009, respectively. Mr. Zhu received his masters degree in management from Liaoning Technical University in 2008.  Mr. Zhu received his bachelor’s degree in economics from Central China Normal University in 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Shen Zhou Mining & Resources, Inc.

Dated: March 16, 2011	By:	/s/ Xiaojing Yu
	Name:	Xiaojing Yu
	Title:	Chief Executive Officer